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                                                                    EXHIBIT 99.3

                                                              [Preliminary Copy]


                           KEYSTONE FINANCIAL, INC.

                         PROXY FOR 1997 ANNUAL MEETING

This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints Paul I. Detwiler, Jr., Max A. Messenger and F. Dale Schoeneman, or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock of Keystone Financial, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 8, 1997 and at any adjournments thereof, as follows:

                 (To be Completed and Signed on Reverse Side)
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[_] Please mark your votes as in this example



                                             WITHHOLD
                     FOR all nominees        AUTHORITY
                     (except as shown     to vote for all   Nominees:
                          below)              nominees

2.  Election of                                              June B. Barry
    Directors for                                            J. Glenn Beall, Jr.
    terms ending                                             Richard W. Dewald
    in 2000                 [_]                 [_]          Gerald E. Field
                                                             Philip C. Herr, II
                                                             William L. Miller



A vote FOR includes discretionary authority to vote for a substitute nominee if any nominee named becomes unable or unwilling to serve. To withhold authority to vote FOR any individual nominee, write that nominee's name on the line below:

-----------------------------------------------------------

                                                     FOR     AGAINST     ABSTAIN



1.  Approval of the Agreement and Plan               [_]       [_]          [_]
    of Reorganization and the Agreement
    and Plan of Merger dated as of
    December 19, 1996 between the Corporation and Financial Trust Corp (FTC), which provide for the merger of FTC into the Corporation and the conversion of each share of FTC Common Stock into 1.65 shares of the Corporation's Common Stock, as described in the Joint Proxy
    Statement/Prospectus.


3.  Ratification of Ernst & Young LLP as             [_]       [_]          [_]
    independent auditors for 1997.


4.  Adoption of amendment to the Restated            [_]       [_]          [_]
    Articles to increase authorized Common
    Stock to 100,000,000 shares.


5.  Approval of adoption of the 1996                 [_]       [_]          [_]
    Performance Unit Plan.


6.  Approval of adoption of the 1997 Stock           [_]       [_]          [_]
    Incentive Plan.


7.  To vote in their discretion on such              [_]       [_]          [_]
    other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1 through 6.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S)                                           DATE                 1997


Note: Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by President or other authorized officer, giving your full title as such. If a partnership, please sign in the partnership name by authorized person, giving your full title as such.